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                                                                 Exhibit 2.1.1




                               [FORM OF AMENDMENT]


                             PICTURETEL CORPORATION
                               100 Minuteman Road
                          Andover, Massachusetts 01810


                                                       May __, 1997


MultiLink, Inc.
6 Riverside Drive
Andover, Massachusetts 01810

      Re:  Amendment No. 1 to Merger Agreement (the "Amendment")
           -----------------------------------------------------

Ladies and Gentlemen:

      Each of PictureTel Corporation, a Delaware corporation ("Parent") and ML Acquisition Corp., a Massachusetts corporation ("Merger Sub", and collectively with Parent the "Buying Parties") and MultiLink, Inc. (the "Company") hereby agree as follows:

13.    REFERENCE TO MERGER AGREEMENT

       Reference is hereby made to the Agreement and Plan of Merger among Parent, Merger Sub and the Company dated April 15, 1997 (the "Merger Agreement"). Terms defined in the Merger Agreement and not otherwise defined herein are used herein with the meanings so defined.

14.    AMENDMENTS TO MERGER AGREEMENT

       Each of the Buying Parties and the Company hereby agree that, effective as of the date hereof, the Merger Agreement is hereby amended as follows:

       14.0.1. AMENDMENT TO SECTION 5.3. Section 5.3 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

       "5.3. Capitalization. As of March 28, 1997, the authorized capital stock of Parent consisted of 80,000,000 shares of Parent Common Stock and 15,000,000 shares of Preference Stock, $.01 par value per shares (the "Preference Stock") of which 34,153,421 shares of Parent Common Stock were issued and outstanding, an aggregate of 6,680,015 shares were reserved for future issuance of Parent Common Stock, and of which no shares of Preference Stock are outstanding and of which 800,000 shares of Preference Stock are designated as Junior Preference Stock. The authorized capital Stock of Merger Sub consist of 100 shares of Common Stock, $.01 par value, all of which shares are issued and outstanding."

       14.0.2. AMENDMENT TO SECTION 6.11. The first sentence of Section 6.11 is hereby amended to read in its entirety as follows:


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       "Upon consummation of the Merger, Parent shall deliver to State Street
       Bank and Trust Company, as escrow agent (the "Escrow Agent"), a certificate representing the Adjusted Escrow Percentage of the Parent's Shares."

       14.0.3. AMENDMENT TO SECTION 7.1.3. SECTION 7.1.3 is hereby amended and restated in its entirety as follows:

            "7.1.3 Stockholder Approval; Absence of Appraisal Demands. Shareholders of the Company holding not less than a majority of the Company Common Stock outstanding as of the record date for the Special Meeting shall have voted in favor of and approved this Agreement and the Merger in accordance with the Massachusetts Business Corporation Law; and the Company shall not have received notice from any holders of more than 5% of the Company Common Stock in the aggregate with respect to an intent to pursue appraisal rights pursuant to ss.ss. 85 through 98 of the Business Corporation Law of the Commonwealth of Massachusetts in respect of the Merger."

       14.0.4. AMENDMENT TO SECTION 9.3.1. The second sentence of Section 9.3.1 is hereby amended as follows:

              "With respect to claims referred to in clauses (i), (ii) or (iii) of the first sentence of this Section 9.3.1, the minimum dollar limitation shall be $100,000; with respect to claims referred to in clause (iv) of the first sentence of this Section 9.3.1 the Buying Parties shall only be entitled to indemnification to the extent the Losses related thereto exceed $50,000."

15.    MISCELLANEOUS

       Except to the extent specifically amended hereby the provisions of the Merger Agreement shall remain unmodified and the Merger Agreement as amended hereby is hereby confirmed as being in full force and effect. This Amendment may be executed in counterparts which together shall constitute one instrument and shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and shall be construed under and governed by the laws of such Commonwealth and shall bind and enure to the benefit of the parties hereto and their respective successors and assigns.

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       IN WITNESS WHEREOF, each of the undersigned has duly executed this
Amendment (or caused this Amendment to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

                                     PICTURETEL CORPORATION


                                     By:
                                         --------------------------------------
                                         Title:


                                     ML ACQUISITION CORP.



                                     By:
                                         --------------------------------------
                                         Title:


                                     By:
                                         --------------------------------------
                                         Title:


                                     MULTILINK, INC.



                                     By:
                                         --------------------------------------
                                         President



                                     By:
                                         --------------------------------------
                                         Treasurer





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